LSB INDUSTRIES, INC.                  Exhibit 11.1
                                                                     Page 1 of 2
                     PRIMARY EARNINGS PER SHARE COMPUTATION

                                                    Quarter ended March 31,
                                                      1996         1995
Shares for primary earnings per share:              --------     ---------
  Weighted average shares:
    Common shares outstanding from beginning
     of period                                      12,911,447  13,060,566
    Common shares issued on conversion
     of redeemable preferred stock;
     calculated on weighted average
     basis                                                 270         180
    Common shares issued upon exercise
     of employee or director stock
     options; calculated on weighted
     average basis                                           -           -
    Purchases of treasury stock;
     calculated on weighted average
     basis                                                (330)    (13,950)
                                                   ___________  __________
                                                    12,911,387  13,046,796

Common Stock equivalents:
    Shares issuable upon exercise of
     options and warrants (including
     the weighted average for shares
     subject to options and warrants
     granted during the period)                              -     823,140
    Assumed repurchase of outstanding
     shares up to the 20% limitation
     (based on average market price for
     the period)                                             -    (317,680)
    Common shares issuable on conversion
     of redeemable preferred stock,
     excluding shares included above
     on actual conversion                                    -           -
                                                   ___________  __________
                                                             -     505,460
                                                   ___________  __________
                                                    12,911,387  13,552,256
                                                   ===========  ==========
Earnings for primary earnings per share:
  Net earnings (loss)                               $ (531,218) $1,448,092
  Dividends on cumulative preferred stocks             (75,520)    (75,880)
  Dividends on convertible, exchangeable
    Class C preferred stock (6.5% annually)           (743,438)   (743,437)
                                                   ___________  __________
 Earnings (loss) applicable to common stock        $(1,350,176) $  628,775
                                                   ===========  ==========
 Earnings (loss) per share                               $(.10)       $.05
                                                         =====        ====



                              LSB INDUSTRIES, INC.                  Exhibit 11.1
                                                                     Page 2 of 2
                  FULLY DILUTED EARNINGS PER SHARE COMPUTATION

                                                  Quarter ended March 31,
                                                    1996            1995
                                                  --------        --------
Shares for fully diluted earnings per
  share:
  Weighted average shares outstanding
    for primary earnings per share                12,911,387     13,046,796
  Shares issuable upon exercise of
    options and warrants                                   -        823,140
  Assumed repurchase of outstanding
    shares up to the 20% limitation
    (based on ending market price
    for the quarter if greater than
    the average)                                           -       (300,737)
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above on
    actual conversion                                                     -
  Common shares issuable upon conversion
    of convertible note payable                            -          4,000
  Common shares issuable upon conversion
    of convertible preferred stock, if
    dilutive, from date of issue:
      Series B                                             -              -
                                                 ___________     __________
                                                  12,911,387     13,573,199
Earnings for fully diluted earnings
  per share:
  Net earnings (loss)                             $ (531,218)    $1,448,092
  Dividends on cumulative convertible preferred
    stocks:
     Series B                                        (75,520)       (75,880)
     Series 2 Class C                               (743,438)      (743,437)
                                                 ___________     __________
  Earnings (loss) applicable to common stock     $(1,350,176     $  628,955
                                                 ===========     ==========
  Earnings (loss) per share                            $(.10)          $.05
                                                       =====           ====